                                                                   Exhibit 12.01
CITICORP
CALCULATION OF RATIO OF INCOME TO FIXED CHARGES
(In Millions)

                                                                            YEAR ENDED DECEMBER 31,

EXCLUDING INTEREST ON DEPOSITS:                             2001        2000          1999          1998         1997
                                                        ----------   ----------   ------------   ----------   ----------

FIXED CHARGES:
     INTEREST EXPENSE (OTHER THAN
       INTEREST ON DEPOSITS)                                 8,316        8,722          7,795        7,308        6,776
     INTEREST FACTOR IN RENT EXPENSE                           303          283            235          213          189
                                                        ----------   ----------   ------------   ---------    ----------

        TOTAL FIXED CHARGES                                  8,619        9,005          8,030        7,521        6,965
                                                        ----------   ----------   ------------   ---------    ----------

INCOME:
     INCOME BEFORE TAXES, MINORITY INTEREST AND
     CUMULATIVE EFFECT OF ACCOUNTING CHANGES                15,221       12,876         10,496        6,732        7,664
     FIXED CHARGES                                           8,619        9,005          8,030        7,521        6,965
                                                        ----------   ----------   ------------   ---------    ----------

        TOTAL INCOME                                        23,840       21,881         18,526       14,253       14,629
                                                        ==========   ==========   ============   ==========   ==========

RATIO OF INCOME TO FIXED CHARGES
  EXCLUDING INTEREST ON DEPOSITS                              2.77         2.43           2.31         1.90         2.10
                                                        ==========   ==========   ============   ==========   ==========

INCLUDING INTEREST ON DEPOSITS:

FIXED CHARGES:
     INTEREST EXPENSE                                       20,181       22,045         18,606       18,868       16,430
     INTEREST FACTOR IN RENT EXPENSE                           303          283            235          213          189
                                                        ----------   ----------   ------------   ---------    ----------

        TOTAL FIXED CHARGES                                 20,484       22,328         18,841       19,081       16,619
                                                        ----------   ----------   ------------   ---------    ----------

INCOME:
     INCOME BEFORE TAXES, MINORITY INTEREST AND
     CUMULATIVE EFFECT OF ACCOUNTING CHANGES                15,221       12,876         10,496        6,732        7,664
     FIXED CHARGES                                          20,484       22,328         18,841       19,081       16,619
                                                        ----------   ----------   ------------   ---------    ----------

        TOTAL INCOME                                        35,705       35,204         29,337       25,813       24,283
                                                        ==========   ==========   ============   ==========   ==========

RATIO OF INCOME TO FIXED CHARGES
  INCLUDING INTEREST ON DEPOSITS                              1.74         1.58           1.56         1.35         1.46
                                                        ==========   ==========   ============   ==========   ==========

Note> On November 30, 2000, Citigroup Inc. completed its acquisition of
       Associates First Capital Corporation (Associates) in a transaction accounted for as a pooling of interests. Subsequent to the acquisition, Associates was contributed to and became a wholly owned subsidiary of Citicorp and Citicorp issued a full and unconditional guarantee of the outstanding long-term debt securities and commercial paper of Associates.